Exhibit (h)(4)

MUTUAL FUNDS SERVICE AGREEMENT

FUND ACCOUNTING SERVICES

TRANSFER AGENCY SERVICES

J.P. MORGAN INVESTOR SERVICES CO.

and

AMBASSADOR FUNDS

TABLE OF CONTENTS

Page

1.  Appointment

1

2.  Representations and Warranties.

1

3.  Delivery of Documents

2

4.  Services Provided.

3

5.  Fees and Expenses.

4

6.  Limitation of Liability and Indemnification.

5

7.  Effective Date; Term

7

8.  Notices

8

9.  Waiver

8

10.  Force Majeure

8

11.  Amendments

8

12.  Severability

8

13.  Governing Law

9

14.  Confidentiality

9

Schedule A  --  Funds, Fees and Expenses

A-1

Schedule B  --  Fund Accounting Services Description

B-1

Schedule C  --  Transfer Agency Services Description

C-1

i

MUTUAL FUNDS SERVICE AGREEMENT

THIS AGREEMENT is made on June __, 2006 (but is effective as provided in Section 7), by and between Ambassador Funds, a Delaware statutory trust (the “Trust”), on behalf of those separate investment series designated on Schedule A (the “Funds”), and J.P. Morgan Investor Services Co. (“J.P. Morgan”), a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust wishes to contract with J.P. Morgan to provide certain services with respect to the Funds;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.

Appointment.  The Trust hereby appoints J.P. Morgan to provide services for the Funds, as described hereinafter, subject to the supervision of the Board of Trustees of the Trust (the “Board”), for the period and on the terms set forth in this Agreement.  J.P. Morgan accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 5 of and Schedule A to this Agreement.

2.

Representations and Warranties.

(a)

J.P. Morgan represents and warrants to the Trust that:

(i)

J.P. Morgan is a corporation, duly organized and existing under the laws of the State of Delaware;

(ii)

J.P. Morgan is duly qualified to carry on its business in the Commonwealth of Massachusetts;

(iii)

J.P. Morgan is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

(iv)

all requisite corporate proceedings have been taken to authorize J.P. Morgan to enter into and perform this Agreement;

(v)

J.P. Morgan has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

(vi)

no legal or administrative proceedings have been instituted or threatened which would impair J.P. Morgan’s ability to perform its duties and obligations under this Agreement; and

(vii)

J.P. Morgan’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of J.P. Morgan or any law or regulation applicable to J.P. Morgan;

(b)

The Trust represents and warrants to J.P. Morgan that:

(i)

the Trust is a Delaware statutory trust, duly organized and existing and in good standing under the laws of Delaware;

(ii)

the Trust is empowered under applicable laws and by its Charter Document and By-Laws to enter into and perform this Agreement;

(iii)

all requisite proceedings have been taken to authorize the Trust to enter into and perform this Agreement;

(iv)

the Trust is an investment company properly registered under the 1940 Act;

(v)

a registration statement under the Securities Act of 1933, as amended (“1933 Act”) and the 1940 Act on Form N-1A relating to shares of beneficial interest in the Funds has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

(vi)

no legal or administrative proceedings have been instituted or threatened which would impair the Trust’s ability to perform its duties and obligations under this Agreement;

(vii)

the Trust’s registration statements relating to the Funds complies in all material respects with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and none of the Funds’ prospectuses and/or statements of additional information contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading; and

(viii)

the Trust’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it.

3.

Delivery of Documents.  The Trust will promptly furnish to J.P. Morgan such copies, properly certified or authenticated, of contracts, documents and other related information that J.P. Morgan may request or requires to properly discharge its duties. Such documents may include, but are not limited to, the following:

(a)

Resolutions of the Board authorizing the appointment of J.P. Morgan to provide certain services to the Funds and approving this Agreement;

(b)

The Trust’s Charter Document;

(c)

The Trust’s By-Laws;

(d)

The Trust’s Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission (“SEC”);

(e)

The Trust’s registration statement, relating to the shares of the Funds, including exhibits, as amended, on Form N-1A (the “Registration Statement”) under the 1933 Act and the 1940 Act, as filed with the SEC;

(f)

Copies of the investment advisory agreement between the Trust and its investment adviser relating to the Funds (the “Advisory Agreement”) and any agreements between such adviser and any subadvisers;

(g)

Opinions of counsel and auditors’ reports;

(h)

The Funds’ prospectus(es) and statement(s) of additional information relating to all funds, series, portfolios and classes, as applicable, and all amendments and supplements thereto (such Prospectus(es) and Statement(s) of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the “Prospectuses”); and

(i)

Such other agreements as the Trust may enter into from time to time on behalf of the Funds, including securities lending agreements, futures and commodities account agreements, brokerage agreements and options agreements.

4.

Services Provided.

(a)

J.P. Morgan will provide the following services subject to the control, direction and supervision of the Board and in compliance with the objectives, policies and limitations set forth in the Trust’s registration statement(s) relating to the Funds, and its Charter Document and By-Laws; applicable U.S. laws and regulations; and all resolutions and policies implemented by the Board, of which J.P. Morgan has been notified by the Trust:

(i)

Fund Accounting, and

(ii)

Transfer Agency.

A detailed description of each of the above services is contained in Schedules B and C, respectively, to this Agreement.

(b)

J.P. Morgan will also:

(i)

provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of J.P. Morgan or a corporate affiliate of J.P. Morgan);

(ii)

provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;

(iii)

furnish equipment and other materials, which are necessary or desirable for provision of the services contemplated herein; and

(iv)

keep records relating to the services provided hereunder in such form and manner as J.P. Morgan may deem appropriate or advisable.  To the extent required by Section 31 of the 1940 Act and the rules thereunder, J.P. Morgan agrees that all such records prepared or maintained by J.P. Morgan relating to the services provided hereunder are the property of the Fund and will be preserved for the periods prescribed under Rule 31a-2 under the 1940 Act, maintained at the Funds’ expense, and made available in accordance with such Section and rules.

5.

Fees and Expenses.

(a)

As compensation for the services rendered to the Funds pursuant to this Agreement the Trust shall pay J.P. Morgan, out of the Funds’ assets, monthly fees determined as set forth in Schedule A to this Agreement.  Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice.  Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

(b)

For the purpose of determining fees calculated as a function of the Funds’ assets, if any, the value of the Funds’ assets and net assets shall be computed as required by its currently effective Prospectus, generally accepted accounting principles, and resolutions of the Board.

(c)

The Trust may request additional services for the Funds, additional processing, or special reports, with such specifications and requirements documentation as may be reasonably required by J.P. Morgan.  In addition, significant regulatory and legal changes and changes in the Funds’ status may necessitate additional services, processing or reports.  In either instance, if J.P. Morgan elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses at its customary rates and charges.

(d)

J.P. Morgan will bear its own expenses in connection with the performance of the services under this Agreement except as provided herein or as agreed to by the parties.  The Trust agrees to promptly reimburse J.P. Morgan, out of the Funds’ assets, for any services, equipment or supplies ordered by or for the Funds through J.P. Morgan and for any other expenses that J.P. Morgan may incur on the Funds’ behalf at the Funds’ request or as consented to by the Trust.  Such other expenses to be incurred in the operation of the Funds and to be borne by the Funds, include, but are not limited to:  taxes; interest; brokerage fees and commissions; salaries and fees of officers and trustees who are not officers, directors, shareholders or employees of J.P. Morgan, or the Funds’ investment adviser or distributor; SEC and state Blue Sky registration and qualification fees, levies, fines and other charges; EDGAR filing fees, processing services and related fees; postage and mailing costs; costs of share certificates; advisory and administration fees; charges and expenses of pricing and data services, independent public accountants and custodians; insurance premiums including fidelity bond premiums; legal expenses; consulting fees; customary bank charges and fees; costs of maintenance of or trust existence; expenses of typesetting and printing of Prospectuses for regulatory purposes and for distribution to current shareholders of the Funds (the Funds’ distributor to bear the expense of all other printing, production, and distribution of Prospectuses, and marketing materials); expenses of printing and production costs of shareholders’ reports and proxy statements and materials; expenses of proxy solicitation, proxy tabulation and annual meetings; costs and expenses of stationery and forms; costs and expenses of special telephone and data lines and devices; costs associated with or trust, shareholder, and Board meetings; trade association dues and expenses; reprocessing costs to J.P. Morgan caused by third party errors; copying charges; overtime work when necessitated by unusual client requests; microfilm and storage, audio response unit costs; corporate action services; service termination and conversion costs; any expenses necessitated by regulatory or legal changes; and any extraordinary expenses and other customary fund expenses.  In addition, J.P. Morgan may utilize one or more independent pricing services to obtain securities prices and to act as backup to the primary pricing services designated by the Trust, in connection with determining the net asset values of the Funds.  The Trust will reimburse J.P. Morgan, out of the Funds’ assets, for the Funds’ share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Funds.

(e)

All fees, out-of-pocket expenses, or additional charges of J.P. Morgan shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice.

(f)

J.P. Morgan will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month.  Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as determined by J.P. Morgan) plus two percent (2%) per year and all costs and expenses of effecting collection of any such sums, including reasonable attorney’s fees, shall be paid by the Trust to J.P. Morgan, out of the Funds’ assets.

(g)

In the event that the Trust is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by the Funds), this Agreement may be terminated upon thirty (30) days’ written notice to the Trust by J.P. Morgan.  The Trust must notify J.P. Morgan in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts.  Disputed amounts are not due and payable while they are being investigated.

6.

Limitation of Liability and Indemnification.

(a)

J.P. Morgan shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Funds or third parties, in connection with the matters to which this Agreement relates, except for a loss or expense solely caused by or resulting from J.P. Morgan’s gross negligence or willful misconduct.

(b)

J.P. Morgan shall not be responsible for, and the Trust shall indemnify and hold J.P. Morgan and its directors, officers, agents and employees (collectively the “Indemnitees”) harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket and incidental expenses and legal fees (“Losses”) that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

(i)

any and all actions of the Indemnitees required to be taken pursuant to this Agreement;

(ii)

the reliance on or use by the Indemnitees of information, records, or documents which are received by the Indemnitees and furnished to it or them by or on behalf of the Funds, and which have been prepared or maintained by the Fund or any third party on behalf of the Funds;

(iii)

the Trust’s refusal or failure to comply with the terms of this Agreement or the Trust’s lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

(iv)

the breach of any representation or warranty of the Trust hereunder;

(v)

the taping or other form of recording of telephone conversations or other forms of electronic communications with investors and shareholders, or reliance by the Indemnitees on telephone or other electronic instructions of any person acting on behalf of a shareholder or shareholder account for which telephone or other electronic services have been authorized;

(vi)

following any instructions or other directions reasonably believed to be requests of the Trust or otherwise duly authorized, and upon which J.P. Morgan is authorized to rely pursuant to the terms of this Agreement;

(vii)

the recognition and processing by J.P. Morgan of any share certificates which are reasonably believed to bear the proper signatures of the officers of the Trust and the proper countersignature of any transfer agent or registrar of the Trust;

(viii)

any delays, inaccuracies, errors in or omissions from information or data provided to J.P. Morgan by the Trust, its investment advisers and/or sub-advisers, and providers of other services such as data services, corporate action services, pricing services or securities brokerage;

(ix)

the offer or sale of shares by the Fund in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Trust or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Trust prior to the effective date of this Agreement;

(x)

any failure of the Trust’s registration statement relating to the Fund to comply with the 1933 Act and the 1940 Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in a Funds’ prospectus;

(xi)

the actions taken by the Trust, the investment adviser and/or sub-advisers for the Funds, and the Funds’ distributor (if any) in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply; and

(xii)

all actions, inactions, omissions, or errors caused by third parties to whom the Trust or the Indemnitees have assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Trust, its investment advisers, distributor, administrator or sponsor.

(c)

In addition to and not in limitation of paragraph (b) immediately above, the Trust also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of J.P. Morgan’s performance under this Agreement, provided the Indemnitees have not acted with gross negligence or engaged in willful misconduct.

(d)

In performing its services hereunder, J.P. Morgan shall be entitled to rely on any oral or written instructions, notices or other communications, including electronic transmissions, from the Trust and its custodians, officers and directors, investment advisers and sub-advisers, investors, agents and other service providers which J.P. Morgan reasonably believes to be genuine, valid and authorized.  J.P. Morgan shall also be entitled to consult with and rely on the advice and opinions of outside legal counsel and public accountants retained by the Fund, as necessary or appropriate.

(e)

Anything in this agreement to the contrary notwithstanding, in no event shall J.P. Morgan be liable for any indirect, incidental, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if J.P. Morgan has been advised of the likelihood of such loss or damage and regardless of the form of action in which any such loss or damage may be claimed.  This provision shall survive the termination of this Agreement.

7.

Effective Date; Term.  This Agreement shall become effective on the date that the registration statement relating to the Trust’s series known as the “Michigan Investment Trust, Government Money Market Series” becomes effective under the Securities Act of 1933, as amended.  Thereafter, this Agreement shall become effective to additional series of the Trust at such time as Schedule A is amended by the parties.  This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto.  This Agreement shall continue in effect unless terminated by either party on 180 days’ prior written notice.  Upon termination of this Agreement, the Trust shall pay to J.P. Morgan, out of the Funds’ assets, such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date of termination or after the date that the provision of services ceases, whichever is later.  In the event of late payment or non-payment, J.P. Morgan shall have the right to retain the records of the Fund until all fees and monies due J.P. Morgan are paid.

8.

Notices.  Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

If to the Fund:

Ambassador Funds, Michigan Investment Trust

c/o Fund Services Group, LLC

1776-A South Naperville Road

Wheaton, Illinois 60187

Attention:  Maria DeNicolo, Chief Compliance Officer

Fax: (630) 462-9332

If to J.P. Morgan:

J.P. Morgan Investor Services Co.

73 Tremont Street

Boston, MA 02108

Attention: _______________

Fax: _______________

9.

Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement.  Any waiver must be in writing signed by the waiving party.

10.

Force Majeure.  J.P. Morgan shall not be responsible or liable for any harm, loss or damage suffered by the Trust, any investors in the Fund, or other third parties or for any failure or delay in performance of J.P. Morgan’s obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond J.P. Morgan’s control.  In the event of a force majeure, any resulting harm, loss, damage, failure or delay by J.P. Morgan will not give the Trust the right to terminate this Agreement.

11.

Amendments.  This Agreement may be modified or amended from time to time by mutual written agreement between the parties.  No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

12.

Severability.  If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

13.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.

14.

Confidentiality.  In accordance with the Securities and Exchange Commission’s regulation S-P (“Regulation S-P”), nonpublic personal financial information relating to consumers and customers of the Trust provided by, or at the direction of the Trust to J.P. Morgan, or collected or retained by J.P. Morgan in the course of performing its duties as transfer agent shall be considered confidential information.  J.P. Morgan agrees that it shall not use such confidential information for any purpose other than to carry out its obligations under this Agreement, and further agrees that it shall not give, sell or in any way transfer or disclose such confidential information to any person or entity, other than (i) affiliates of J.P. Morgan or third parties who have entered into contractual arrangements with the Trust or with J.P. Morgan, and then only to the extent necessary to carry out the obligations under such contractual arrangements, (ii) at the direction of the Trust, (iii) as required by law or (iv) subject to (i) above, as permitted by law.  J.P. Morgan represents that it has in place and shall maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information related to consumers or customers of the Trust.  J.P. Morgan warrants that it shall not disclose such confidential information to any person or entity as permitted in the previous sentence unless such person or entity has agreed to keep such information confidential.  The Trust represents to J.P. Morgan that it has adopted a Statement of its privacy policies and practices as required by Regulation S-P and agrees to provide J.P. Morgan with a copy of that statement annually.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

AMBASSADOR FUNDS

       /S/ BRIAN T. JEFFRIES

By: ___________________________________

       Brian T. Jeffries, President

J.P. MORGAN INVESTOR SERVICES CO.

        /S/ ROSEMARY M. STIDMON

By: ___________________________________

Name: Rosemary M. Stidmon

Title: Vice President

MUTUAL FUNDS SERVICE AGREEMENT

SCHEDULE A
FUNDS, FEES AND EXPENSES

I.  Funds for Which Services are Being Provided

                     Name of Series (“Fund”)                                               Effective Date

Michigan Investment Trust, Government Money Market Series          ___________

II.  Fund Accounting Fees

For the accounting services rendered under this Agreement, the Fund shall pay to J.P. Morgan the greater of:

A.

An annual minimum fee of $20,000; or

B.

An annual fee based on the following  schedule:

Composite Level Fee

$1,500

Sleeve Level (individual manages)

$3,500 per sleeve

Out-of-pocket expenses will be computed, billed and payable monthly.

III.  Transfer Agency Fees

For the transfer agent services rendered under this Agreement, the Fund shall pay to the Administrator the greater of:

A.

An annual minimum fee of $75,000 per fund family.

B.

$20,000 plus $22.50 per shareholder account.

C.

Out-of-pocket expenses and customary bank charges and offsets and customized systems and technology charges, which will be computed , billed and payable monthly.  Transfer Agency out of pocket expenses include, but are not limited to, confirmations, statements, stationary, postage, courier service, forms, telephones, record retention, wires, transcripts, microfilm, technology development, and expenses incurred at the specific direction of the funds.

A-1

MUTUAL FUNDS SERVICE AGREEMENT

SCHEDULE B

DESCRIPTION OF FUND ACCOUNTING SERVICES

J.P. Morgan agrees to perform the following duties in accordance with the requirements of the Fund’s Registration Statement and applicable laws and regulations:

(a)

keep and maintain the books and records of each Fund in accordance with Rule 3la-1 under the 1940 Act (“Rule”), including the following:

(i)

journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the Rule;

(ii)

general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the Rule;

(iii)

separate ledger accounts required by subsections (b)(2)(ii) and (iii) of the Rule; and

(iv)

a monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the Rule.

(a)

perform the following accounting services daily, unless otherwise indicated below, for each Fund:

(i)

calculate the net asset value per share;

(ii)

obtain security prices from independent pricing services, or if such quotes are unavailable, obtain such prices from each Fund's investment adviser or its designee, as approved by Fund's Board;

(iii)

provide exception, stale and halted price reporting to the investment adviser;

(iv)

verify and reconcile with the Fund’s custodian’s records all daily trade activity;

(v)

for money market Funds, compute, each Fund's net income and capital gains, dividend payables, dividend factors, and agreed-upon rates and yields;

(vi)

review daily the net asset value calculation and dividend factor (if any) for each Fund, distribute net asset values and yields to NASDAQ, Fund's transfer agent, Fund's administrator and such other third parties as are agreed upon;

(vii)

report to Fund, at least weekly, about the market pricing of securities in any money market Funds, with the comparison to the amortized cost basis;

(viii)

determine unrealized appreciation and depreciation on securities held in variable net asset value Funds;

(ix)

record all corporate actions affecting securities held by each Fund, including dividends, stock splits and recapitalizations;

(x)

amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Fund;

(xi)

record and reconcile with the transfer agent all capital stock activity;

(xii)

update accounting system to reflect rate changes on variable interest rate instruments;

(xiii)

post Fund transactions to appropriate categories;

(xiv)

accrue expenses of each Fund according to instructions received from the administrator;

(xv)

calculate book capital account balances;

(xvi)

maintain books and records;

(xvii)

determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts; and

(xviii)

provide accounting reports in connection with Fund's regular annual audit and other audits and examinations by regulatory agencies.

B-1

MUTUAL FUNDS SERVICE AGREEMENT

SCHEDULE C
DESCRIPTION OF TRANSFER AGENCY SERVICES

The following is a general description of the transfer agency services J.P. Morgan shall provide to the Fund.

A.

Shareholder Recordkeeping.  Maintain records showing for each Fund shareholder the following: (i) name, address, appropriate tax certification and tax identifying number; (ii) number of shares of each fund, portfolio or class; (iii) historical information including, but not limited to, dividends paid, date and price of all transactions including individual purchases and redemptions, based upon appropriate supporting documents; and (iv) any dividend reinvestment order, application, specific address, payment and processing instructions and correspondence relating to the current maintenance of the account.

B.

Shareholder Issuance.  Record the issuance of shares of the Fund, or each portfolio or class of the Fund.  Except as specifically agreed in writing with the Trust, J.P. Morgan shall have no obligation when countersigning and issuing and/or crediting shares to take cognizance of any other laws relating to the issue and sale of such shares except insofar as policies and procedures of the Stock Transfer Association recognize such laws.

C.

Transfer, Purchase and Redemption Orders.  Process all orders for the transfer, purchase and redemption of shares of the Fund in accordance with the Funds’ current prospectus and written transfer agency policies and procedures agreed to from time to time, including electronic transmissions which the Fund acknowledges it has authorized, or in accordance with any instructions of the Fund or its agents which J.P. Morgan reasonably believes to be authorized.

D.

Shareholder Communications.  Transmit all communications by the Fund to its shareholders promptly following the delivery by the Fund of the material to be transmitted by mail, telephone, courier service or electronically.

E.

Proxy Materials.  Assist with the mailing or transmission of proxy materials, tabulating votes, and compiling and certifying voting results.

F.

Returned Checks.  In the event that any check or other negotiable instrument for the payment of shares is returned unpaid for any reason, J.P. Morgan will take such steps, as J.P. Morgan may deem appropriate and notify the Fund of such action.  However, the Fund remains ultimately liable for any returned checks or negotiable instruments of its shareholders.

G.

Shareholder Correspondence.  Acknowledge all correspondence from shareholders relating to their share accounts and undertake such other shareholder correspondence as may from time to time be mutually agreed upon.

H.

Tax Reporting.  J.P. Morgan shall issue appropriate shareholder tax forms as required.

I.

Escheatment.  J.P. Morgan shall provide escheatment services only with respect to the escheatment laws of the State of Michigan, including those which relate to reciprocal agreements with other states.

J.

Telephone Services.  J.P. Morgan will provide staff coverage, training and supervision in connection with the Funds’ telephone line for shareholder inquiries, and will respond to inquiries concerning shareholder records, transactions processed, procedures to effect the shareholder records and inquiries of a general nature relative to shareholder services.  All other telephone calls will be referred to the Fund, as appropriate.

K.

Anti-Money Laundering Services.  Verify shareholder identity upon opening new accounts where the subscription comes directly to J.P. Morgan. J.P. Morgan will monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service or each agency’s designated agent, in each case consistent with J.P Morgan’s or the Funds’ AML Program, as provided to J.P. Morgan and approved by J.P. Morgan from time to time (“AML Program”). J.P. Morgan will place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as provided in the AML Program and create documentation to provide a basis for law enforcement authorities to trace illicit funds. J.P. Morgan will maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the AML Program, and make the same available for inspection by (i) the designated AML Compliance Officer, (ii) any auditor of the Funds’ AML Program or related procedures, policies or controls that have been designated by the Fund in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the designated AML Compliance Officer.

L.

Fulfillment Services.  As directed by J.P. Morgan or upon the request of prospective shareholders (partners) either by telephone or in writing, J.P. Morgan will mail reasonable quantities of prospectuses (offering memoranda), applications to purchase shares and other information customarily sent to prospective shareholders (partners).

Endnotes

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C-1